UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2005

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On August 9, 2005, Scott M. Jarus’ employment agreement with j2 Global Communications, Inc. (the “Company”) was terminated in conjunction with his voluntary resignation.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2005, the Board of Directors of the Company promoted Nehemia Zucker to Co-President and Chief Operating Officer and R. Scott Turicchi to Co-President and Chief Financial Officer, in each case effective August 10, 2005. Also on August 9, 2005, Scott M. Jarus voluntarily resigned as Co-President of the Company. Attached hereto as Exhibit 99.1 is a copy of the press release dated August 9, 2005 which is incorporated herein by reference, announcing these changes.

Biographical and Other Information Regarding Messrs. Zucker and Turicchi

The following biographical and other information regarding Messrs. Zucker and Turicchi and their compensatory and other arrangements with the Company are provided pursuant to Item 502(c)(2) and (3) of Form 8-K and update the related information previously disclosed in the Company’s Schedule 14A filed with the Securities and Exchange Commission on March 29, 2005.

Mr. Zucker, 48, had served as the Company’s Co-President since April 2005. He served as the Company’s Chief Marketing Officer since December 2000 and as the Company’s Chief Marketing Officer and its Chief Financial Officer from December 2000 through May 2003. From 1996 through December 2000, he served exclusively as j2 Global’s Chief Financial Officer. Prior to joining j2 Global in 1996, Mr. Zucker was Chief Operations Manager of Motorola’s EMBARC division, which packages CNBC and ESPN for distribution to paging and wireless networks. From 1980 to 1996, he held various positions in finance, operations and marketing at Motorola in the United States and abroad.

Mr. Turicchi, 41, had served as the Company’s Chief Financial Officer since May 2003, and from March 2000 through May 2003 he served as the Company’s Executive Vice President, Corporate Development. Mr. Turicchi served as a director of the Company from 1998 through 2000. From 1990 to 2000, he was a Managing Director in Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department. In addition, Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real time operating systems. He also serves as a member of the Board of Governors of the Reed Institute of Decision Sciences.

In connection with their respective promotions, Mr. Zucker’s base annual salary was increased to $350,000 and Mr. Turicchi’s base annual salary was increased to $300,000. Mr. Zucker’s employment agreement remains otherwise unchanged.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: August 11, 2005	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated August 9, 2005.